UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Attached as Exhibit 100 to this Current Report on Form 8-K are the following materials from Autodesk, Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2007, filed on August 31, 2007, formatted in XBRL (eXtensible Business Reporting Language): (i) the Condensed Consolidated Statements of Income for the three and six months ended July 31, 2007 and 2006, (ii) the Condensed Consolidated Balance Sheets at July 31, 2007 and January 31, 2007 and (iii) the Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2007 and 2006. The financial information contained in the XBRL documents is unreviewed and these are not the official publicly filed financial statements of Autodesk, Inc. The purpose of submitting these XBRL documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
100	The following materials from Autodesk, Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2007, filed on August 31, 2007 formatted in XBRL (eXtensible Business Reporting Language): (i) the Condensed Consolidated Statements of Income for the three and six months ended July 31, 2007 and 2006, (ii) the Condensed Consolidated Balance Sheets at July 31, 2007 and January 31, 2007 and (iii) the Condensed Consolidated Statements of Cash Flows for the six months ended July 31, 2007 and 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Alfred J. Castino
Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: October 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
100.INS	XBRL Instance document
100.SCH	XBRL Taxonomy Extension Schema document
100.CAL	XBRL Taxonomy Calculation Linkbase document
100.LAB	XBRL Taxonomy Label Linkbase document
100.PRE	XBRL Taxonomy Presentation Linkbase document